                                                                     Exhibit 1.1

                           YORKSHIRE CAPITAL TRUST I
                     (a Delaware Statutory Business Trust)

                                   11,000,000
                             ____% Trust Securities
                  (Liquidation Amount $25 Per Trust Security)

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                 _________, 1998

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
[Co-Managers]
As representatives of the several
Underwriters named in Schedule I hereto
c/o Merrill Lynch & Co.
World Financial Center
North Tower
New York, New York 10281-1209

Ladies and Gentlemen:

     Yorkshire Capital Trust I (the "Trust"), a statutory business trust created under the Business Trust Act of the State of Delaware (Chapter 38, Title 12 of the Delaware Code, 12 Del. C. ((S)) 3801 et seq.) (the "Delaware Act"), Yorkshire Power Finance Limited, a private company with limited liability incorporated under the laws of the Cayman Islands ("Yorkshire Finance"), and Yorkshire Power Group Limited, a private company with limited liability incorporated under the laws of England and Wales ("Yorkshire Group" and, together with the Trust and Yorkshire Finance, the "Offerors"), confirm their agreement (this "Agreement") with respect to the issue and sale by the Trust and the purchase by the underwriters named in Schedule I hereto (the "Underwriters"), acting severally and not jointly, for whom you are acting as representatives (in such capacity, you shall hereinafter be referred to as the "Representatives"), of the number of ___% Trust Securities (Liquidation Amount $25 Per Trust Security) of the Trust (the "Trust Securities") as set forth next to each Underwriter's name in Schedule I hereto. The Trust Securities will be fully and unconditionally guaranteed by Yorkshire Group with respect to distributions and payments upon liquidation, redemption and otherwise (the "Trust Securities Guarantee") pursuant to, and to the extent set forth in the Trust Securities Guarantee Agreement (the "Trust Securities Guarantee Agreement") dated as of _______ 1, 1998 between Yorkshire Group and The Bank of New York, as guarantee trustee (the "Guarantee Trustee"). The Trust Securities and the Trust Securities Guarantee are referred to herein as the "Securities."

     The Offerors have been advised by the Representatives that the Underwriters propose to make a public offering of the Trust Securities at the initial public offering price set forth in Schedule II hereto as soon as in their judgment the Representatives deem advisable after this Agreement has been executed and delivered.

     The entire proceeds from the sale of the Trust Securities will be used by the Trust to purchase $275,000,000 aggregate principal amount of __% Junior Subordinated Deferrable Interest Deferrable Interest Debentures, Series A due ______, 2038 (the "Junior Subordinated Debentures") to be issued by Yorkshire Finance. The Junior Subordinated Debentures will be irrevocably and unconditionally guaranteed by Yorkshire Group with respect to interest and principal, including payments on acceleration, redemption and otherwise (the "Debentures Guarantee"), pursuant to the terms of the Indenture. Pursuant to an agreement as to expenses and liabilities, dated as of ____________ 1, 1998 (the "Agreement as to Expenses and Liabilities"), among AEP Resources, New Century International Inc., a Delaware corporation ("NCI" and, together with AEP Resources, the "US Affiliates")), and the Trust, the US Affiliates will irrevocably and conditionally guarantee to each person or entity to whom the Trust becomes indebted or liable the full payment of any indebtedness, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the Holders, the amounts due such holders pursuant to the terms of the Trust Securities.

     The Trust Securities will be issued pursuant to an Amended and Restated Trust Agreement, dated as of ___, 1998 (the "Trust Agreement"), among Yorkshire Group, as holder of the Control Certificate (as defined therein), AEP Resources, Inc., an Ohio corporation, as Depositor ("AEP Resources"), Stephan T. Haynes, Jeffrey D. Cross, Teresa S. Madden and Brian P. Jackson (collectively, the "Administrative Trustees"), The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee"), The Bank of New York, a New York banking corporation, as property trustee (the "Property Trustee" and, together with the Delaware Trustee and the Administrative Trustees, the "Trustees"), and the several Holders (as defined therein). The Junior Subordinated Debentures will be issued pursuant to a Subordinated Indenture, dated as of ____ 1, 1998 ( the "Base Indenture"), among Yorkshire Group, Yorkshire Finance and The Bank of New York, as trustee (the "Indenture Trustee"), and a first supplemental indenture to the Base Indenture, dated as of ____, 1998 (the "Supplemental Indenture" and together with the Base Indenture and any other amendments or supplements thereto, the "Indenture"), among Yorkshire Finance, Yorkshire Group and the Indenture Trustee.

     The Junior Subordinated Debentures will be issued initially only as a global debenture in bearer form (the "Global Debentures"). The Global Debentures will be delivered to the Bank of New York, which will initially hold the Global Debentures, as depositary (the "Book-Entry Depositary"), for and on behalf of the Property Trustee for the benefit of the Trust. Pursuant to a deposit agreement, dated as of ____________ 1, 1998 (the "Deposit Agreement"), among Yorkshire Finance, the Book-Entry Depositary and the holders and beneficial owners from time to time of interests in the Book-Entry Interests (as defined below), the Book-Entry Depositary will issue to the Property Trustee, for the benefit of the Trust, one or more certificateless depositary interests (the

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"Book-Entry Interests") representing a 100% beneficial interest in the Global
Debentures and will record the Property Trustee on its books as the initial registered owner of the Book-Entry Interests.

     SECTION 1.  SALE TO UNDERWRITERS; UNDERWRITING COMMISSION.
                 ---------------------------------------------

     (a) Upon the basis of the representations and warranties and on the terms and subject to the conditions herein set forth, the Trust agrees to issue and sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the purchase price per security set forth in
Schedule II hereto, the number of Trust Securities set forth opposite such Underwriter's name in Schedule I hereto plus any additional number of Trust Securities that such Underwriter may become obligated to purchase pursuant to the provisions of section 7 hereof.

     (b) In view of the fact that the proceeds of the sale of the Trust Securities will be used to purchase the Junior Subordinated Debentures, Yorkshire Finance hereby agrees to pay at the Time of Purchase (as defined below) to Merrill Lynch, Pierce Fenner & Smith Incorporated ("ML"), for the accounts of the several Underwriters, as compensation for their arranging the investment therein of such proceeds a commission per Trust Security as set forth in Schedule II for the Trust Securities to be delivered by the Trust hereunder at the Time of Purchase.

     SECTION 2.  PAYMENT AND DELIVERY.
                 --------------------

     (a) Payment for the Trust Securities shall be made to the Trust or its order by wire transfer of immediately available funds to such account or accounts as the Trust shall specify in writing to ML no later than the close of business on the business day prior to the Time of Purchase, or by such other means as the parties hereto shall agree prior to the Time of Purchase, upon the delivery of the certificates for the Trust Securities to or for the accounts of the several Underwriters against receipt therefor signed by ML on behalf of itself and for the other several Underwriters. Such payment and delivery shall be made through the facilities of The Depository Trust Company ("DTC") as provided in Section 2(b) hereof at 10:00 A.M., New York Time, on ______ __, 1998 (or on such later business day, not more than five business days subsequent to such day, as may be agreed upon by the Representatives and the Offerors), unless postponed in accordance with the provisions of Section 7 hereof, at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, or at such other place as the Trust and the Representatives shall mutually agree in writing. It is understood that each Underwriter has authorized ML, for its account, to accept delivery of, receipt for, and make payment for the purchase price for, the Trust Securities it has agreed to purchase. ML, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Trust Securities to be purchased by any Underwriter whose funds have not been received by the Time of Purchase, but such payment shall not relieve such Underwriter from its obligations hereunder. The time at which such payment and delivery are to be made is herein called the "Time of Purchase".

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     (b) The Trust Securities will be represented by two global certificates in definitive form and registered in the name of Cede & Co. as the nominee of DTC. The certificates evidencing the Trust Securities shall be delivered to ML through the facilities of DTC in New York, New York for the accounts of the several Underwriters.

     (c) At the time of Purchase, Yorkshire Finance will pay, or cause to be paid, the compensation payable at such time to the Underwriters pursuant to
Section 1 hereof by wire transfer in immediately available funds to an account designated by ML, for the accounts of the several Underwriters.

     (d) With respect to the offering of the Trust Securities, each Underwriter, severally and not jointly, represents and warrants to, and agrees with, the Offerors that:

          (1) It (i) has not offered or sold and, prior to the date six months after the Time of Purchase, will not offer or sell any Trust Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain (the "FSA") with respect to anything done by it in relation to the Trust Securities in, from or otherwise involving the United Kingdom and (iii) has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issuance of the Trust Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 of Great Britain (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise be lawfully issued or passed on; and

          (2) No invitation has been or will be made to the public in the Cayman Islands to purchase any Junior Subordinated Debentures or any Trust Securities, whether directly or indirectly.

     SECTION 3.  CONDITIONS OF UNDERWRITERS' OBLIGATIONS.
                 ---------------------------------------

     The several obligations of the Underwriters hereunder are subject to the accuracy at the Time of Purchase of the warranties and representations on the part of the Offerors, jointly and severally, and to the following other conditions:

     (a) That no stop order suspending the effectiveness of the Registration Statement (as defined herein) shall be in effect at the Time of Purchase and no proceeding for that purpose shall be pending before, or to the knowledge of Yorkshire Group threatened by, the Securities and Exchange

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          Commission (the "Commission") on such date. If filing of the
          Preliminary Prospectus or the Prospectus (each as defined herein), or any supplement thereto, is required pursuant to Rule 424 of the rules and regulations of the Commission ("Rule 424") under the United States Securities Act of 1933, (the "Securities Act"), the Preliminary Prospectus or the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424.

     (b) That all legal proceedings to be taken and all legal opinions to be rendered in connection with the issuance and sale of the Securities and the other transactions contemplated hereby shall be satisfactory in form and substance to the Underwriters and Winthrop, Stimson, Putnam & Roberts, counsel to the Underwriters, and each of the Offerors shall have furnished to such counsel all documents and information that it may reasonably request to enable it to pass upon such matters.

     (c) That, at the Time of Purchase, the Representatives shall be furnished with the following opinions, dated the day of the Time of Purchase, with such changes therein as may be agreed upon by the Trust and the Representatives with the approval of Winthrop, Stimson, Putnam & Roberts, counsel to the Underwriters:

          (i) Opinion of Richards Layton & Finger, P.A., special Delaware counsel to the Trust, Yorkshire Finance and Yorkshire Group as to Delaware law, substantially in the form attached hereto as Exhibit A;

          (ii) Opinion of Dewey Ballantine LLP, counsel to the Trust, Yorkshire Finance and Yorkshire Group as to United States law, substantially in the form attached hereto as Exhibit B;

          (iii) Opinion of Allen & Overy, counsel to the Trust, Yorkshire Finance and Yorkshire Group as to English law, substantially in the form attached hereto as Exhibit C;

          (iv) Opinion of Maples and Calder, counsel to Yorkshire Finance as to Cayman Islands law, substantially in the form attached hereto as Exhibit D;

          (v) Opinion of Winthrop, Stimson, Putnam & Roberts, counsel to the Underwriters, substantially in the form attached hereto as Exhibit E;

          (vi) Opinion of ______________, counsel to the Delaware Trustee, substantially in the form attached hereto as Exhibit F; and

          (vii) Opinion of Emmet, Marvin & Martin LLP, counsel to the Indenture Trustee, the Property Trustee, the Guarantee Trustee and

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                 the Book-Entry Depositary, substantially in the form attached hereto as Exhibit G.

     (d) That the Representatives shall have received a letter from Deloitte & Touche in form and substance satisfactory to the Representatives and dated the date of the Time of Purchase.

     (e) That no amendment or supplement to the Registration Statement or the Prospectus shall contain material information substantially different from that contained in the Registration Statement or the Prospectus which is unsatisfactory in substance to the Representatives or unsatisfactory in form to Winthrop, Stimson, Putnam & Roberts, counsel to the Underwriters.

     (f) That, at the Time of Purchase, there shall not have been any material adverse change in the business, properties or financial condition of the Offerors from that set forth in the Registration Statement or the Prospectus (other than changes set forth in or contemplated by the Registration Statement or the Prospectus), and that the Offerors shall, at the Time of Purchase, have delivered to the Underwriters a certificate of an Administrative Trustee of the Trust and a certificate of an officer of Yorkshire Finance and Yorkshire Group to the effect that, (i) to the best of his knowledge, information and belief, there has been no such change, (ii) the warranties and representations on the part of each of the Offerors contained in this Agreement are true and correct with the same force and effect as through expressly made at and as of the Time of Purchase and (iii) each of the Offerors has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Time of Purchase.

     (g) That, at the Time of Purchase, (i) the Trust Securities shall have been accepted for listing, subject to notice of issuance, on the New York Stock Exchange, (ii) the Junior Subordinated Debentures shall have been accepted for listing on the Luxembourg Stock Exchange and
          (iii) Yorkshire Finance's registration statement on Form 8-A relating to the Trust Securities shall have become effective under the United States Securities Exchange Act of 1934 (the "Exchange Act").

     (h) That the Offerors shall have performed such of their obligations under this Agreement as are to be performed at or before the Time of Purchase by the terms hereof.

     (i) That there shall have been issued and there shall be in full force and effect orders of the Commission under the United States Public Utility Holding Company Act of 1935 (the "1935 Act") permitting the issuance and sale of the Securities, the Junior Subordinated Debentures, the Debenture Guarantee and the Control Certificate.

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

     (j) That the Underwriters shall have received evidence satisfactory to them that Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services ("SEP") shall have publicly assigned ratings to the Trust Securities.

     In case any of the conditions specified above in this Section 3 shall not have been fulfilled, this Agreement may be terminated by the Underwriters at any time at or prior to the Time of Purchase upon written notice thereof to the Offerors. Any such termination shall be without liability of any party to any other party except as otherwise provided in Section 4(e), Section 4(f) and
Section 4(g) hereof and except for any liability under Section 6 hereof.

     SECTION 4.  CERTAIN COVENANTS OF THE OFFERORS.
                 ---------------------------------

     In further consideration of the agreements of the Underwriters herein contained, each of the Offerors covenants and agrees, jointly and severally, as follows:

     (a) The Offerors, on or prior to the Time of Purchase, will deliver to the Underwriters conformed copies of the Registration Statement as originally filed and of all amendments thereto, heretofore or hereafter made, including any post-effective amendment (in each case including all exhibits filed therewith, and including unsigned copies of each consent and certificate included therein or filed as an exhibit thereto). As soon as Yorkshire Group is advised thereof, it will advise ML orally (and to confirm such advice in writing) of (i) the issuance of any stop order under the Securities Act with respect to the Registration Statement, or the institution of any proceedings therefor, of which Yorkshire Group shall have received notice, and will use its best efforts to prevent the issuance of any such stop order and to secure the prompt removal thereof, if issued and (ii) any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information relating thereto. The Offerors will deliver to the Representatives sufficient conformed copies of the Registration Statement, the Preliminary Prospectus and the Prospectus and of all supplements and amendments thereto (in each case without exhibits) for distribution to each Underwriter and, from time to time, as many copies of the Preliminary Prospectus and the Prospectus and any amendments and supplements thereto in forms approved by the Representatives as the Underwriters may reasonably request for the purposes contemplated by the Securities Act or the Exchange Act.

     (b) If, during the period (not exceeding nine months) when the delivery of a prospectus shall be required by law in connection with the sale of any Trust Securities by any Underwriter or dealer, any event relating to or affecting any of the Offerors, or of which any of the Offerors shall be advised in writing by the Underwriters, shall occur, which in the opinion of counsel for any of the Offerors or the Underwriters should be set forth

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

          in a supplement to or an amendment of the Prospectus, in order to make the Prospectus not misleading in the light of the circumstances when it is delivered, or if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Securities Act or the Exchange Act, the Offerors forthwith will (i) notify the Underwriters to suspend solicitation of offers to purchase or purchases of the Trust Securities and (ii) at its expense, make any such filing or prepare and furnish to the Underwriters a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus which will supplement or amend the Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered, not misleading or which will effect any other necessary compliance. In case any Underwriter is required to deliver a prospectus in connection with the sale of any Trust Securities after the expiration of the period specified in the preceding sentence, the Offerors, upon the request of such Underwriter, will furnish to such Underwriter, at the expense of such Underwriter, a reasonable quantity of supplements or amendments to the Prospectus complying with Section 10(a) of the Securities Act.

     (c) Yorkshire Group will make generally available to its security holders as soon as practicable but not later than 45 days after the close of the period covered thereby, an earning statement of Yorkshire Group (in form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 of the rules and regulations of the Commission under the Securities Act) covering a twelve-month period beginning not later than the first day of Yorkshire Group's fiscal quarter next following the "effective date" (as defined in Rule 158) of the Registration Statement.

     (d) As soon as practicable after the date of this Agreement, and in any event within the time prescribed by Rule 424, the Offerors will file the Prospectus with the Commission and will advise ML of such filing and to confirm such advice in writing.

     (e) The Offerors will use their best efforts to qualify the Securities (and, if necessary, the Debentures Guarantee and the Junior Subordinated Debentures) for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Underwriters may designate within six months after the date hereof and will pay, or will reimburse the Underwriters and their counsel for, reasonable filing fees and expenses in connection therewith in an amount not exceeding $3,500 in the aggregate (including filing fees and expenses paid and incurred prior to the date hereof); provided, however, that neither the Trust, Yorkshire Finance nor Yorkshire Group shall be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply

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          with any other requirements deemed by the Trust, Yorkshire Finance or
          Yorkshire Group to be unduly burdensome.

     (f) Yorkshire Group or Yorkshire Finance will pay, except as otherwise expressly provided herein, for all expenses incidental to the performance of its obligations under this Agreement, including (i) the preparation of the Registration Statement, the Preliminary Prospectus and the Prospectus (and any amendments or supplements thereto), (ii) the issuance and delivery of the Securities, the Junior Subordinated Debentures, the Debentures Guarantee and the Control Certificate,
          (iii) the fees and disbursements of the Offerors' counsel and accountants, (iv) the fees of The Bank of New York, the Delaware Trustee and the fees and disbursements of their counsel, (v) the fees and expenses in connection with the rating of the Trust Securities by securities rating organizations, (vi) the printing and delivery of copies of the Registration Statement, the Preliminary Prospectus and the Prospectus (including any amendments or supplements thereto),
          (vii) the fees and expenses in connection with the listing of the Trust Securities and, if applicable, the Junior Subordinated Debentures on the New York Stock Exchange and the Junior Subordinated Debentures on the Luxembourg Stock Exchange including the applications therefor and (viii) the Offerors' costs and expenses for travel, lodging and incidental expenses relating to investor presentations on any "road show" undertaken in connection with the marketing of the Trust Securities. It is understood that, except as provided in
          Section 4(e), this Section 4(f), Section 4(g) and Section 6 hereof, the Underwriters will pay all of their costs and expenses, fees of their counsel, Winthrop, Stimson, Putnam & Roberts, transfer taxes payable on resale of any of the Trust Securities by them, and any advertising expenses connected with any offers they may make.

     (g) If the Underwriters shall not take up and pay for the Trust Securities due to the failure of the Offerors to comply with any of the conditions specified in Section 3 hereof, or, if this Agreement shall be terminated in accordance with the provisions of Section 7 or 8 hereof, Yorkshire Group or Yorkshire Finance will pay the fees and disbursements of Winthrop, Stimson, Putnam & Roberts, counsel to the Underwriters, and, if the Underwriters shall not take up and pay for the Trust Securities due to the failure of the Offerors to comply with any of the conditions specified in Section 3 hereof, Yorkshire Group or Yorkshire Finance will reimburse the Underwriters for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding a total of $10,000, incurred in connection with the financing contemplated by this Agreement.

     (h) During the period of 30 days from the date hereof, the Offerors agree not to sell, offer to sell, offer to sell, grant any option for the sale of, or otherwise dispose of, without the prior written consent of the Representatives, any Trust Securities, any security convertible into or

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

          exchangeable into or exercisable for Trust Securities or the Junior Subordinated Debentures or debt securities substantially similar to the Junior Subordinated Debentures or equity securities substantially similar to the Trust Securities (except for the Junior Subordinated Debentures and the Trust Securities issued pursuant to this Agreement).

     (i) The Offerors will (1) use their reasonable best efforts to list, subject to notice of issuance, the Trust Securities on the New York Stock Exchange and to register the Trust Securities under the Exchange Act; (2) if the Trust Securities are exchanged for Junior Subordinated Debentures, use their reasonable best efforts to list, subject to notice of issuance, the Junior Subordinated Debentures on any exchange on which the Trust Securities are then listed and to register the Junior Subordinated Debentures under the Exchange Act; and (3) use their reasonable best efforts to list the Junior Subordinated Debentures on the Luxembourg Stock Exchange.

     (j) At any time prior to completion of the offering of the Trust Securities by the Underwriters to purchasers, the Offerors will not make any amendment or supplement to the Prospectus of which the Underwriters shall not have previously been advised and furnished a copy.

     (k) The Offerors will use their reasonable best efforts to permit the Trust Securities to be eligible for clearance and settlement through DTC.

     SECTION 5.  WARRANTIES AND REPRESENTATIONS OF THE OFFERORS.
                 ----------------------------------------------

     The Offerors, jointly and severally, warrant and represent to each of the Underwriters that:

     (a) A registration statement on Form S-1, (File Nos. 333-47925, 333-47925-01, and 333-47925-02) in respect of the Securities, the Debentures Guarantee and the Junior Subordinated Debentures has been prepared and filed with the Commission by the Offerors in accordance with the provisions of the Securities Act such registration statement, as amended at the time it (or the most recent post-effective amendment thereto) became effective (the "Effective Date"), including the financial statements, the exhibits thereto and the information deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the Securities Act, being herein called the "Registration Statement", the preliminary prospectus included in the Registration Statement prior to the Effective Date or filed with the Commission pursuant to paragraph (a) of Rule 424 prior to the Effective Date or paragraph (b) of Rule 424 after the Effective Date being herein called "Preliminary Prospectus", and the prospectus, including the price and terms of the offering, the distribution rate, maturity date and certain other information filed with the Commission in accordance with Rule 430A of the rules and regulations of the Commission under the Securities Act, and pursuant to Rule 424, and as it may thereafter be amended or supplemented, being herein called "Prospectus." The Registration Statement has been declared effective by the Commission and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the best knowledge of Yorkshire Group, threatened by the Commission.

     (b) The Registration Statement, at the Effective Date, and the Preliminary Prospectus, when delivered to the Underwriters for their use in marketing the Trust Securities, complied, and the Prospectus, at the time it was filed pursuant to Rule 424(b) under the Securities Act and at the Time of Purchase, will comply, in all material respects, in form and substance, with the applicable provisions of the Securities Act, the Exchange Act, the United States Trust Indenture Act of 1939 (the "TIA") and the rules and regulations of the Commission thereunder. On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time that the Preliminary Prospectus was delivered to the Underwriters for their use in marketing the Trust Securities, the Preliminary Prospectus did not, and at the time it was filed pursuant to Rule 424(b) under the Securities Act and at the Time of Purchase, the Prospectus will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing warranties and representations in this
          Section 5(b) do not apply to (A) the parts of the Registration Statement that constitute the Statements of Eligibility of the Property Trustee, the Guarantee Trustee and the Indenture Trustee on Form T-1 (collectively, the "Form T-1") under the TIA, (B) any statements or omissions made in the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Offerors by any Underwriter through the Representatives expressly for use therein or (C) any information with respect to DTC or its systems or operations set forth in the Prospectus under the captions "Description of the Trust Securities-- Book-Entry Issuance" and "Description of the Junior Subordinated Debentures-Form, Book-Entry Procedures and Transfer."

     (c) Yorkshire Group has been duly incorporated and is validly existing as a private limited company under the laws of England and Wales, and has due corporate authority to conduct its business as described in the Prospectus, to enter into and perform its obligations under this Agreement, the Trust Agreement, the Trust Securities Guarantee Agreement and the Indenture, to issue the Trust Securities Guarantee and the Debentures Guarantee and to own and hold the Control Certificate issued by the Trust.

     (d) Yorkshire Finance has been duly incorporated and is validly existing and in good standing as a company with limited liability under the laws of the Cayman Islands with the power and authority to own property and to conduct its business as described in the Prospectus, to enter into and perform its obligations under this Agreement, the Deposit Agreement and the Indenture and to issue and sell the Junior Subordinated Debentures; Yorkshire Finance is duly qualified to transact business as a foreign company and is in good standing in any other jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on Yorkshire Finance; and Yorkshire Finance is and will be treated as a consolidated subsidiary of Yorkshire Group pursuant to United States generally accepted accounting principles.

     (e) Yorkshire Electricity Group plc ("YEG") has been duly incorporated and is validly existing as a public limited company under the laws of England and Wales, and has due corporate authority to conduct its business as described in the Prospectus and to own and operate the properties used by it in such business.

     (f) The Trust has been duly created and is validly existing and in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Prospectus, to enter into and perform its obligations under this Agreement, the Agreement as to Expenses and Liabilities and the Trust Securities and to issue and sell the Trust Securities and to issue and deliver the Control Certificate; the Trust is duly qualified to transact business and is in good standing in any other jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Trust; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust has conducted, and will conduct, no business other than the transactions contemplated by this Agreement and described in the Prospectus; and the Trust is and will be treated as a consolidated subsidiary of Yorkshire Group pursuant to United States generally accepted accounting principles.

     (g) This Agreement has been duly authorized, executed and delivered by each of the Offerors.

     (h) The Trust Agreement has been duly authorized by Yorkshire Group and, at the Time of Purchase, will have been duly executed and delivered by Yorkshire Group and the Administrative Trustees, and assuming due authorization, execution and delivery of the Trust Agreement by AEP Resources, the Delaware Trustee and the Property Trustee, the Trust Agreement will, at the Time of Purchase, constitute a valid and binding obligation of Yorkshire Group and the Administrative Trustees, enforceable against Yorkshire Group and the Administrative Trustees in accordance with its terms, except as may be limited by (1) bankruptcy, insolvency, reorganization, receivership, liquidation, fraudulent conveyance and transfer, moratorium or other similar laws affecting creditors' rights generally or (2) general principles of equity (whether considered in a proceeding at law or in equity) (the "Enforceability Exceptions") and will conform in all material respects to all statements relating thereto in the Prospectus; and, at the Time of Purchase, the Trust Agreement will have been duly qualified under the TIA.

     (i) The Trust Securities Guarantee Agreement has been duly authorized by Yorkshire Group and, at the Time of Purchase, will have been duly executed and delivered by Yorkshire Group, and, assuming due authorization, execution and delivery of the Trust Securities Guarantee Agreement by the Guarantee Trustee, the Trust Securities Guarantee Agreement will, at the Time of Purchase, constitute a valid and binding obligation of Yorkshire Group, enforceable against Yorkshire Group in accordance with its terms except as may be limited by the Enforceability Exceptions, and the Trust Securities Guarantee and the Trust Securities Guarantee Agreement will conform in all material respects to all statements relating thereto contained in the Prospectus; and, at the Time of Purchase, the Trust Securities Guarantee Agreement will have been duly qualified under the TIA.

     (j) The Trust Securities have been duly authorized by the Trust Agreement and, at the Time of Purchase, will have been duly executed by the Administrative Trustees, and, when issued and delivered by the Trust pursuant to this Agreement against payment of the consideration set forth herein, will be duly and validly issued and (subject to the terms of the Trust Agreement) fully paid and non-assessable undivided beneficial interests in the assets of the Trust, will be entitled to the benefits of the Trust Agreement and will conform in all material respects to all statements relating thereto contained in the Prospectus; the issuance of the Trust Securities is not subject to preemptive or other similar rights; and (subject to the terms of the Trust Agreement) holders of Trust Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

     (k) The Indenture has been duly authorized by Yorkshire Group and Yorkshire Finance and, at the Time of Purchase, will have been duly executed and delivered by Yorkshire Group and Yorkshire Finance, and, assuming due authorization, execution and delivery of the Indenture by the Indenture Trustee, the Indenture will, at the Time of Purchase, constitute a valid and binding obligation of each of Yorkshire Group and Yorkshire Finance, enforceable against each in accordance with its terms except as may be limited by the Enforceability Exceptions; the Indenture will conform in all material respects to all statements relating thereto contained in the Prospectus; and, at the Time of Purchase, the Indenture will have been duly qualified under the TIA.

     (l) The issuance and delivery of the Junior Subordinated Debentures have been duly authorized by Yorkshire Finance and, at the Time of Purchase, the Junior Subordinated Debentures will have been duly executed by Yorkshire Finance and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor, will constitute valid and legally binding obligations of Yorkshire Finance, enforceable against Yorkshire Finance in accordance with their terms, except may be limited by the Enforceability Exceptions, will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to all statements relating thereto in the Prospectus.

     (m) The execution and delivery of the Debentures Guarantee has been duly authorized by Yorkshire Group and, at the Time of Purchase, the Debentures Guarantee will have been duly executed and delivered by Yorkshire Group and, when the Junior Subordinated Debentures are authenticated in the manner provided for in the Indenture and delivered against payment therefor, will constitute a valid and legally binding obligation of Yorkshire Group enforceable against Yorkshire Group in accordance with its terms, except as may be limited by the Enforceability Exceptions, and the Debentures Guarantee will conform in all material respects to all statements relating thereto contained in the Prospectus.

     (n) The Deposit Agreement has been duly authorized by Yorkshire Finance and, at the Time of Purchase, will have been duly executed and delivered by Yorkshire Finance and, assuming due authorization, execution and delivery of the Deposit Agreement by the Book-Entry Depositary, the Deposit Agreement will constitute a valid and binding obligation of Yorkshire Finance, enforceable against Yorkshire Finance in accordance with its terms except as may be limited by the Enforceability Exceptions; and the Deposit Agreement will conform in all material respects to all statements relating thereto contained in the Prospectus.

     (o) The Control Certificate has been duly authorized by the Trust Agreement and at the Time of Purchase, will be duly and validly issued pursuant to the terms of the Trust Agreement.

     (p) Neither the Trust, Yorkshire Finance nor Yorkshire Group is and, after giving effect to the offering and sale of the Trust Securities, will be an "investment company" or an entity "controlled" by an "investment company" required to be registered under the United States Investment Company Act of 1940 (the "1940 Act").

     (q) The execution, delivery and performance by the Offerors of this Agreement, by Yorkshire Finance of the Deposit Agreement, by Yorkshire Group and Yorkshire Finance of the Indenture, by Yorkshire

          Group of the Trust Agreement, the Trust Securities Guarantee and the Debentures Guarantee and the consummation by the Offerors of the transactions contemplated herein and therein and compliance by the Offerors with their respective obligations hereunder and thereunder shall have been duly authorized by all necessary action (corporate or otherwise) on the part of the Offerors and do not and will not result in any violation of the charter or bylaws of Yorkshire Finance, Yorkshire Group or the Trust Agreement or the certificate of trust of the Trust and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Offerors or YEG under
          (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Offerors or YEG are a party or by which any of them may be bound or to which any of their properties or assets may be subject (except for conflicts, breaches or defaults which would not, individually or in the aggregate, be materially adverse to the Offerors or YEG or materially adverse to the transactions contemplated by this Agreement), (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Offerors or YEG or any of their respective properties or assets (except for conflicts which would not, individually or in the aggregate, be materially adverse to the Offerors or YEG or materially adverse to the transactions contemplated by this Agreement) or (C) the PES License (as defined in the Prospectus).

     (r) No authorization, approval, consent or order of any court or governmental authority or agency of the United States, the United Kingdom or the Cayman Islands is necessary in connection with the offering of the Trust Securities, the Junior Subordinated Debentures, the Trust Securities Guarantee or the Debentures Guarantee, the issuance and delivery of the Control Certificate or the transactions contemplated in this Agreement, the Indenture, the Trust Agreement or the Deposit Agreement, except (A) such as have been obtained under the Securities Act, the Exchange Act, the TIA or the rules and regulations thereunder; (B) such as have been obtained under the 1935 Act; (C) such as may be required under United States state securities or "blue sky" laws; (D) such as may be required by any person selling securities in the United Kingdom under any rules or regulations under the FSA which are applicable to it; and (E) that the Inland Revenue may require the Trust and/or a paying agent in the United Kingdom to give to it certain particulars of the issue of the Trust Securities in connection with regulations made under the Income and Corporation Taxes Act 1988 (as amended by the Finance Act 1996).

     (s)  YEG is entitled to the exemption from the 1935 Act, provided by
          Section 33(a) (1) thereof.

     (t) The consolidated financial statements of Yorkshire Group and its consolidated subsidiaries, together with notes thereto, included in the Prospectus present fairly the financial position of Yorkshire Group and its consolidated subsidiaries at the dates or for the periods indicated; said consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Preliminary Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Preliminary Prospectus and the Prospectus. The pro forma financial information included in the Preliminary Prospectus and the Prospectus is fairly presented and has been properly compiled on the bases described therein.

     (u) Except as set forth in or contemplated by the Prospectus, and except as would not, individually or in the aggregate, be materially adverse to the business or operations of YEG, YEG possesses adequate franchises, licenses, permits and other rights to conduct its business and operations as now conducted.

     SECTION 6.  INDEMNITY AND CONTRIBUTION.
     ----------  --------------------------

     (a) Yorkshire Group and Yorkshire Finance agree, to the extent permitted by law, to indemnify, jointly and severally, and hold harmless each of the Underwriters and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or otherwise, and to reimburse the Underwriters and such controlling person or persons, if any, for any legal or other expenses as incurred by them in connection with defending any action, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, or if the Offerors shall furnish or cause to be furnished to the Underwriters any amendments or any supplements thereto, as they may be so amended or supplemented, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission which was made in the Registration Statement, the Preliminary Prospectus or the Prospectus as so amended or supplemented in reliance upon and in conformity with information furnished in writing by any Underwriter through the Representatives expressly for use therein and except (i) with respect to information relating to DTC or its systems or procedures as set forth in the

Registration Statement, the Prospectus or the Preliminary Prospectus under the captions "Description of the Trust Securities Book- Entry Issuance" and "Description of the Junior Subordinated Debentures- Form, Book-Entry Procedures and Transfer" and (ii) with respect to the Form T-1, and except that this indemnity shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Trust Securities to any person if a copy of the Prospectus, as the same may then be supplemented or amended, was not sent or given by or on behalf of such Underwriter to such person with or prior to the written confirmation of the sale involved and the omission or alleged omission or untrue statement or alleged untrue statement was corrected in the Prospectus as supplemented or amended at the time of such confirmation and the Prospectus, as so amended and supplemented, was timely delivered to the Underwriters by the Offerors. Each Underwriter agrees within ten days after the receipt by it of notice of the commencement of any action in respect to which indemnity from the Offerors on account of its agreement contained in this Section 6(a) may be sought by it, or by any person controlling it, to notify the Offerors in writing of the commencement thereof, but the failure of such Underwriter so to notify the Offerors of any such action shall not release the Offerors from any liability which it may have to such Underwriter or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 6(a). In case any such action shall be brought against any Underwriter or any such person controlling such Underwriter and such Underwriter shall notify the Offerors of the commencement thereof, as above provided, the Offerors shall be entitled to participate in (and, to the extent that the Offerors shall wish, including the selection of counsel (which counsel shall be reasonably satisfactory to the Underwriters), to direct) the defense thereof at their own expense. In case the Offerors elect to direct such defense and select such counsel ("Offerors' Counsel"), any Underwriter or any controlling person shall have the right to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at the expense of such Underwriter or controlling person unless (i) the Offerors have agreed in writing to pay such fees and expenses or (ii) the named parties to any such action (including any impleaded parties) include both any Underwriter or any controlling person and the Offerors, and any Underwriter or any controlling person shall have been advised by its counsel that a conflict of interest between the Offerors and any Underwriter or controlling person may arise (and the Offerors' Counsel shall have concurred in good faith with such advice) and for this reason it is not desirable for the Offerors' Counsel to represent both the indemnifying party and the indemnified party (it being understood, however, that the Offeror shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for any Underwriter or any controlling person (plus any local counsel retained by any Underwriter or any controlling person in their reasonable judgment), which firm (or firms) shall be designated in writing by any Underwriter or any controlling person).

     (b) Each Underwriter agrees, to the extent permitted by law, to indemnify, hold harmless and reimburse the Offerors, their directors and their officers, and each person, if any, who controls the Offerors within the meaning of Section 15 of the 1933

Act or Section 20(a) of the Exchange Act, to the same extent and upon the same terms as the indemnity agreement of the Offerors set forth in Section 6(a) hereof, but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Registration Statement, the Preliminary Prospectus, the Prospectus, as they may be amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Offerors by any Underwriter through the Representatives expressly for use therein. The Offerors agree within ten days after the receipt by it or notice of the commencement of any action in respect to which indemnity from any Underwriter on account of its agreement contained in this Section 6(b) may be sought by it, or by a person controlling it, to notify such Underwriter in writing of the commencement thereof, but failure of an Offeror so to notify the Underwriter of any such action shall not release such Underwriter from any liability which it may have to an Offeror or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 6(b).

     (c) If recovery is not available under Section 6(a) or 6(b) hereof for any reason other than as specified therein, the indemnified party shall be entitled to contribution for any and all losses, claims, damages, liabilities and expenses for which such indemnification is so unavailable under this Section 6(c). In determining the amount of contribution to which such indemnified party is entitled, there shall be considered the portion of the proceeds of the offering of the Trust Securities realized, the relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any equitable considerations appropriate under the circumstances. The Offerors and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) without reference to the considerations called for in the previous sentence. No Underwriter or any person controlling such Underwriter shall be obligated to contribute any amount or amounts hereunder which in the aggregate exceeds the total price of the Trust Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any Underwriter's obligation to contribute under this Section 6 is in proportion to its purchase obligation and not joint with any other Underwriter or Underwriters.

     (d) No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

     SECTION 7.  DEFAULT OF UNDERWRITERS.
                 -----------------------

     If any Underwriter or Underwriters under this Agreement shall fail or refuse (otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the cancellation or termination of its obligations hereunder) to purchase and pay for the number of Trust Securities which it has agreed to purchase and pay for hereunder, and the aggregate number of Trust Securities with respect to which such default occurs is not more than one-tenth of the aggregate number of the Trust Securities, the other Underwriters shall be obligated severally in the proportions which the amounts of Trust Securities set forth opposite their names in Schedule I hereto bear to the aggregate number of Trust Securities set forth opposite the names of all such non-defaulting Underwriters, to purchase the Trust Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the terms set forth herein; provided that in no event shall the number of Trust Securities which any Underwriter has agreed to purchase pursuant to Section 1 hereof be increased pursuant to this Section 7 by an amount in excess of one-ninth of such number of Trust Securities without the written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse (otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the cancellation or termination of its obligations hereunder) to purchase and pay for the number of Trust Securities which it has agreed to purchase and pay for hereunder, and the aggregate number of Trust Securities with respect to which such default occurs is more than one-tenth of the aggregate number of the Trust Securities, then this Agreement shall terminate. In the event of any such termination, the Offerors shall not be under any liability to any Underwriter (except to the extent, if any, provided in Section 4(e), Section 4(f) and Section 4(g) or
Section 6 hereof), nor shall any Underwriter (other than an Underwriter who shall have failed or refused to purchase the Trust Securities it has agreed to purchase and pay for hereunder without some reason sufficient to justify, in accordance with the terms hereof, its cancellation or termination of its obligations hereunder) be under any liability to the Offerors or any other Underwriter.

     Nothing herein contained shall release any defaulting Underwriter from its liability to the Offerors or any non-defaulting Underwriter for damages occasioned by its default hereunder.

     SECTION 8.  TERMINATION OF AGREEMENT BY THE
                 --------------------------------
                 UNDERWRITERS.
                 ------------

     This Agreement may be terminated at any time prior to the Time of Purchase by the Representatives if, after the execution and delivery of this Agreement and prior to the Time of Purchase, in the reasonable judgment of the Representatives, the Underwriters' ability to market the Trust Securities shall have been materially adversely affected because:

     (i) trading in securities on the New York Stock Exchange shall have been generally suspended by the Commission or by the New York Stock Exchange, or

     (ii) any outbreak or material escalation of hostilities or other calamity or crisis materially adversely affecting the financial markets of the United States of America or the United Kingdom shall have occurred, or

     (iii) a general banking moratorium shall have been declared by United States federal, New York State or United Kingdom authorities, or

     (iv) there shall have been any decrease in the ratings of any of Yorkshire Finance's outstanding debt securities by Moody's or S&P or either Moody's or S&P shall publicly announce that it has such rating under consideration for possible downgrade.

     If the Representatives elect to terminate this Agreement, as provided in this Section 8, the Representatives will promptly notify the Offerors by telephone or by telex or facsimile transmission, confirmed in writing. If this Agreement shall not be carried out by any Underwriter for any reason permitted hereunder, or if the sale of the Trust Securities to the Underwriters as herein contemplated shall not be carried out because the Offerors are not able to comply with the terms hereof, the Offerors shall not be under any obligation under this Agreement and shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement (except to the extent, if any, provided in Section 4(e), Section 4(f) and Section 4(g) or Section 6 hereof) and the Underwriters shall be under no liability to the Offerors nor be under any liability under this Agreement to one another.

     SECTION 9.  NOTICES.
                 -------

     All notices hereunder shall, unless otherwise expressly provided, be in writing and be delivered at or mailed to the following addresses or by telex or facsimile transmission confirmed in writing to the following addresses: if to the Underwriters, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, 27th Floor, New York, New York 10281-1307,
Attention: Robert D. Craig, if to Yorkshire Group to Yorkshire Power Group Limited, Wetherby Road, Scarcroft, Leeds LS14 2HE England, Attention: Roger Dickinson, if to Yorkshire Finance to Yorkshire Power Finance Limited c/o Yorkshire Power Group Limited, Wetherby Road, Scarcroft, Leeds LS14 2HE, England, Attention: Roger Dickinson and if to the Trust to Yorkshire Capital Trust I c/o American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215, Attention: Stephan T. Haynes.

     SECTION 10.  PARTIES IN INTEREST.
                  -------------------

     The agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Offerors, the controlling persons, if any, referred to in Sections 5 and 6 hereof, and their respective successors, assigns, executors and administrators, and, except as expressly otherwise provided in Section 7 hereof, no other person shall acquire or have any right under or by virtue of this Agreement.

     SECTION 11.  CONDITIONS OF THE OFFERORS' OBLIGATIONS.
                  ---------------------------------------

     The obligations of the Offerors hereunder are subject to the Underwriters' performance of their obligations hereunder.

     SECTION 12.  APPLICABLE LAW; SUCCESSORS.
                  --------------------------

     This Agreement will be governed and construed in accordance with the laws
of the State of New York.   The term "successors" as used in this Agreement
shall not include any purchaser, as such purchaser, of any of the Trust Securities from any of the respective Underwriters.

     SECTION 13.  CONSENT TO JURISDICTION; APPOINTMENT OF AGENT TO ACCEPT
                  -------------------------------------------------------
                  SERVICE OF PROCESS.
                  ------------------

     (a) The Offerors and the Underwriters irrevocably consent and agree that any civil legal action, suit or proceeding against them with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in the Supreme Court of New York, New York County or the United States District Court for the Southern District of New York and any appellate court from either thereof and, until amounts due and to become due in respect of the Trust Securities have been paid, hereby irrevocably consent and submit to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any civil action, suit or proceeding for themselves and in respect of their properties, assets and revenues.

     (b) Yorkshire Group and Yorkshire Finance have irrevocably designated, appointed, and empowered CT Corporation System, located at 1633 Broadway, New York, New York 10019, as their designee, appointee and agent to receive, accept and acknowledge for and on their behalf, and their properties, assets and revenues, service of any and all legal process, summons, notices and documents which may be served in any action, suit or proceeding brought against Yorkshire Group or Yorkshire Finance in any United States or state court. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Yorkshire Group and Yorkshire Finance agree to designate a new designee, appointee and agent in the Borough of Manhattan, The City of New York. Yorkshire Group and Yorkshire Finance further hereby irrevocably consent and agree to the service of any and all legal process, summons, notices and documents in any action, suit or proceeding against Yorkshire Group or Yorkshire Finance by serving a copy thereof upon the relevant agent for service of process referred to in this Section 13 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to Yorkshire Group or Yorkshire Finance at their respective addresses specified in or designated pursuant to this Agreement. Yorkshire Group and Yorkshire Finance agree that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Underwriters to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over Yorkshire Group or Yorkshire Finance or bring actions, suits or proceedings against Yorkshire Group or Yorkshire Finance in such other jurisdictions, and in such manner, as may be permitted by applicable law. Yorkshire Group and Yorkshire Finance irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the Supreme Court of New York, New York County or the United States District Court for the Southern District of New York and any appellate court from either thereof and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 14.  FOREIGN TAXES; WAIVER OF IMMUNITIES;
                  ------------------------------------
                  JUDGMENT CURRENCY.
                  -----------------

     (a) All payments by each of Yorkshire Group or Yorkshire Finance to the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by the United Kingdom or any other jurisdiction in which Yorkshire Group or Yorkshire Finance have a branch or an office from which payment is made or deemed to be made, excluding (i) any such tax imposed by reason of any Underwriter having some connection with any such jurisdiction other than its participation as an Underwriter hereunder and (ii) any income or franchise tax on the overall net income of any Underwriter imposed by the United States of America or by the State of New York or any political subdivision of the United States of America or of the State of New York or any political subdivision of the United States of America or of the State of New York (all such non-excluded taxes, "Foreign Taxes"). If either Yorkshire Group or Yorkshire Finance is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to such Underwriter an amount that, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments), equals the amount that would have been payable if no Foreign Taxes applied.

     (b) To the extent that Yorkshire Group or Yorkshire Finance may in any jurisdiction claim for itself or its assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from, suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service or notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), Yorkshire Group and Yorkshire Finance irrevocably agree with respect to any matter arising under the Agreement, for the benefit of the Underwriters, not to claim, and irrevocably waive, such immunity to the full extent permitted by the laws of such jurisdiction.

     (c) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to the Underwriters from United States dollars into another currency, Yorkshire Group and Yorkshire Finance have agreed, and each Underwriter will be deemed to have agreed, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding the day on which final judgment is given.

     (d) The obligations of Yorkshire Group and Yorkshire Finance in respect of any sum payable by them to the Underwriters shall, notwithstanding any judgment in a currency (the "judgment currency") other than United States dollars, be discharged only to the extent that on the business day following receipt by such Underwriter of any sum, adjudged to be so due in the judgment currency, such Underwriter may in accordance with normal banking procedures purchase United States dollars with the judgment currency; if the amount of United States dollars so purchased is less than the sum originally due to such Underwriter in the judgment currency (determined in the manner set forth in the preceding paragraph), the Yorkshire Group and Yorkshire Finance agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss, and if the amount of the United States dollars so purchased exceeds the sum originally due to such Underwriter, such Underwriter agrees to remit to Yorkshire Group and Yorkshire Finance such excess amount.

     SECTION 15.  EXECUTION OF COUNTERPARTS.
                  -------------------------

     This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

     SECTION 16.  SURVIVAL.
                  --------

     The indemnity and contribution agreements contained in Section 6 hereof,
Section 13 hereof, Section 14 hereof, and all covenants, warranties and representations contained in this Agreement, shall remain in full force and effect regardless of any investigation make by or on behalf of any persons, and shall survive the delivery of and payment for the Trust Securities hereunder.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Offerors a counterpart hereof, whereupon this letter agreement will become a binding agreement among the Offerors and the Underwriters in accordance with its terms.

                              Very truly yours,

                              YORKSHIRE POWER GROUP LIMITED

                              By:

                              Title:
                                    ----------------------------------

                              YORKSHIRE POWER FINANCE
                              LIMITED

                              By:

                              Title:
                                    ----------------------------------

                              YORKSHIRE CAPITAL TRUST I

                              By:  AEP Resources Inc.,

                                  as Depositor


                              Title:
                                    ----------------------------------

MERRILL LYNCH & CO.
MERRILL, LYNCH, PIERCE, FENNER & SMITH
 INCORPORATED
As representatives of the other several Underwriters
named in Schedule I hereto
[Co-Managers]
By:  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:____________________________________
Title:  Authorized Signatory

SCHEDULE I
----------

Underwriter                                     NUMBER OF TRUST SECURITIES
-----------                                     --------------------------

Merrill Lynch, Pierce, Fenner & Smith
 Incorporated

SCHEDULE II


Initial public offering price per Trust Security
(and purchase price per security to be paid by
the several Underwriters):     $25



Compensation per Trust Security to be paid by Yorkshire Finance to the several
Underwriters in respect of their
commitments: $________ per Trust Security;
provided that such compensation will be
$______ per Trust Security for sales of
10,000 or more Trust Securities to a single purchaser

                                                                       EXHIBIT A

                [Letterhead of RICHARDS, LAYTON & FINGER, P.A.]

                                                _______________ __, 1998

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
[Co-Managers]
  As Representatives of the several Underwriters named in Schedule I to the Underwriting
  Agreement referred to below
c/o Merrill Lynch & Co.
World Financial Center
North Tower
New York, New York  10281-1209

     Re:  Yorkshire Capital Trust I
          -------------------------

Ladies and Gentlemen:

     We have acted as special Delaware counsel for Yorkshire Power Group Limited, a private company with limited liability incorporated under the laws of England and Wales ("Yorkshire Group"), Yorkshire Power Finance Limited, a private company with limited liability incorporated under the laws of the Cayman Islands ("Yorkshire Finance"), and Yorkshire Capital Trust I, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. This opinion is being furnished to you pursuant to Section 3(b)(i) of the Underwriting Agreement, dated ___________, 1998 (the "Underwriting Agreement"), among Yorkshire Group, Yorkshire Finance, the Trust and you, as Representatives of the several Underwriters listed in Schedule I thereto.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

        (a) The Certificate of Trust of the Trust, dated ____________, 1998 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on _____________, 1998;

        (b) The Trust Agreement of the Trust, dated as of _______________, 1998 (including the Control Certificate attached as an exhibit thereto) among AEP Resources, Inc., as Depositor ("AEP Resources"), and the trustees of the Trust named therein;

        (c) The Amended and Restated Trust Agreement, dated as of
_________________, 1998 (including Exhibits A and C thereto) (the "Trust Agreement"), among AEP Resources, as depositor, the trustees of the Trust named therein, Yorkshire Group, as Control Party, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust;

        (d)  The Underwriting Agreement;

        (e) The Prospectus, dated ________________, 1998 (the "Prospectus"), relating to the ___% Trust Securities of the Trust representing undivided beneficial interests in the assets of the Trust (each, a "Trust Security" and collectively, the "Trust Securities");

        (f) A Certificate of Good Standing for the Trust, dated ___________, 1998, obtained from the Secretary of State;

        (g) The Subordinated Debenture Indenture, dated as of ____________, 1998, among Yorkshire Group, Yorkshire Finance and The Bank of New York, as trustee, as supplemented by the First Supplemental Indenture thereto dated as of _________ 1, 1998 (collectively, the "Indenture"), which includes the guarantee of the Debentures (as hereinafter defined) by Yorkshire Group (the "Debentures Guarantee");

        (h) A specimen of the ___% Junior Subordinated Deferrable Interest Debentures, Series A due ____________, 2038 (the "Debentures") issued pursuant to the Indenture; and

        (i) The Trust Securities Guarantee Agreement, dated as of ___________ 1, 1998 between Yorkshire Group and The Bank of New York, as trustee (the "Trust Securities Guarantee Agreement" and, collectively with the Debentures Guarantee, the "Guarantees").

     Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (i) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation or due creation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization, formation or creation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) except to the extent provided in paragraph 2 below, the power and authority of each of the parties to the documents examined by us to execute and deliver, and to perform its obligations under, such documents, (v) except to the extent provided in paragraphs 4 and 10 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Trust Security is to be issued by the Trust (collectively, the "Trust Security Holders") of a Trust Securities Certificate for such Trust Security and the payment for the Trust Security acquired by it, in accordance with the Trust Agreement and as described in the Prospectus, (vii) the issuance and sale of the Trust Securities to the Trust Security Holders in accordance with the Trust Agreement and as described in the Prospectus and (viii) that the Trust Yorkshire Group [the US Affiliates] and Yorkshire Finance derive no income from or connected with sources within the State of Delaware and have no assets, activities (other than (i) with respect to the Trust, having a Delaware Trustee as required by the Business Trust Act (as defined below), (ii) having a registered agent as required by the General Corporation Law of the State of Delaware and (iii) the filing of documents and payment of franchise taxes with the Secretary of State). We have not participated in the preparation of the Prospectus.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

        1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C.
(S) 3801, et seq. (the "Business Trust Act"), and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

        2. Under the Business Trust Act and the Trust Agreement, the Trust has the trust power and authority to (i) own property and conduct its business, all as described in the Prospectus, (ii) execute and deliver, and to perform its obligations under, the Underwriting Agreement, (iii) issue, sell and perform its obligations under, the Trust Securities and the Control Certificate and (iv) perform its obligations under the Trust Agreement.

        3. The Trust Securities have been duly authorized by the Trust Agreement and are duly and validly issued and subject to the qualifications set forth in paragraph 6 below, are fully paid and non-assessable undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement. Under the Business Trust Act and the Trust Agreement, the issuance of the Trust Securities is not subject to any preemptive or other similar rights.

        4. Under the Business Trust Act and the Trust Agreement, (i) the issuance and sale by the Trust of the Trust Securities and the execution and delivery by the Trust of the Underwriting Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust and (ii) assuming the due execution and delivery of the Underwriting Agreement by the Depositor on behalf of the Trust and of the certificates for the Trust Securities by one or more of the Administrative Trustees on behalf of the Trust, the Underwriting Agreement and the Trust Securities have been duly executed and delivered by the Trust.

        5. No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust, Yorkshire Group, the US Affiliates or Yorkshire Finance solely as a result of (i) the issuance and sale of the Trust Securities, (ii) the issuance and sale of the Debentures and (iii) the issuance and delivery of the Guarantees and the Control Certificate.

        6. The Trust Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Trust Security Holders may be obligated, pursuant to the Trust Agreement, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Trust Securities Certificates and the issuance of replacement Trust Securities Certificates and (ii) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

        7. The Trust Agreement constitutes a valid and binding obligation of AEP Resources, Yorkshire Group and the Trustees, and is enforceable against AEP Resources, Yorkshire Group and the Trustees, in accordance with its terms.

        8. The issuance and sale by the Trust of the Trust Securities, the issuance and delivery by the Trust of the Control Certificate, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement and the Trust Agreement and compliance by the Trust with its obligations thereunder do not violate

(i) any of the provisions of the Certificate or the Trust Agreement or (ii) any applicable Delaware law or Delaware administrative regulation.

        9. We have reviewed the statements in the Prospectus under the caption "Yorkshire Capital Trust I" and, insofar as they contain statements of Delaware law, such statements are fairly presented.

        10. The Control Certificate has been duly authorized by the Trust Agreement and has been duly and validly issued pursuant to the terms of the Trust Agreement.

     The opinion expressed in paragraph 7 above is subject to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification.

     We consent to your, and the other several Underwriters, relying as to matters of Delaware law upon this opinion in connection with the Underwriting Agreement. We consent to the law firms of Dewey Ballantine LLP and Winthrop, Stimson, Putnam & Roberts relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them pursuant to the Underwriting Agreement. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                              Very truly yours,

                              RICHARDS, LAYTON & FINGER, P.A.

                                                                       EXHIBIT B

                      [Letterhead of DEWEY BALLANTINE LLP]


                                                _______________ __, 1998

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
[Co-Managers]
  As Representatives of the several Underwriters named in Schedule I to the Underwriting
  Agreement referred to below
c/o Merrill Lynch & Co.
World Financial Center
North Tower
New York, New York  10281-1209

Re:  Yorkshire Capital Trust I
     -------------------------

Ladies and Gentlemen:

     We, together with Allen and Overy, London, England and Richards, Layton & Finger, P.A., Wilmington, Delaware, have acted as counsel to Yorkshire Power Finance Limited, a private company with limited liability incorporated under the laws of the Cayman Islands ("Yorkshire Finance"), and Yorkshire Power Group Limited, a private company with limited liability incorporated under the laws of England and Wales ("Yorkshire Group"), in connection with (i) the formation of Yorkshire Capital Trust I, a Delaware statutory business trust (the "Trust" and, collectively, along with Yorkshire Group and Yorkshire Finance, the "Offerors"), pursuant to the Amended and Restated Trust Agreement dated _______________, 1998 among Yorkshire Group, AEP Resources, Inc., an Ohio corporation ("AEP Resources"), and the trustees named therein (the "Trust Agreement"); (ii) the Trust's issuance and sale of 11,000,000 ____% Trust Securities evidencing undivided beneficial interests in the assets of the Trust (the "Trust Securities"); (iii) Yorkshire Finance's issuance and sale to the Trust of $275,000,000 of its ___% Junior Subordinated Deferrable Interest Debentures, Series A due ____________, 2038 (the "Debentures") pursuant to a Subordinated Debenture Indenture dated as of _____________ 1, 1998, among Yorkshire Finance, Yorkshire Group and The Bank of New York, as trustee (the "Indenture Trustee"), as supplemented by the First Supplemental Indenture dated as of _______- __, 1998 (collectively, the "Indenture"); (iv) the Agreement as to Expenses and Liabilities dated as of ________ __, 1998, between AEP Resources and New Century International, Inc., a Delaware corporation (collectively, the "US Affiliates") Yorkshire Group's and the Trust (the "Agreement as to Expenses and Liabilities"); (v) issuance of a guarantee (the "Trust Securities Guarantee") of the Trust Securities pursuant to a Trust Securities Guarantee Agreement dated as of _________ 1, 1998 (the "Trust Securities Guarantee Agreement") between Yorkshire Group and The Bank of New York, as guarantee trustee (the "Guarantee Trustee"); and

(vi) Yorkshire Group's issuance of a guarantee (the "Debenture Guarantee") of the Debentures pursuant to the terms of the Indenture. The Trust Securities are being sold to you today pursuant to the terms of an Underwriting Agreement dated __________, 1998 (the "Underwriting Agreement"), among Yorkshire Group, Yorkshire Finance, the Trust and the underwriters named in Schedule I thereto (the "Underwriters") for whom you are acting as Representatives. This opinion is being delivered to you as Representatives pursuant to Section 3(c)(ii) thereof.

     All capitalized terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

     In rendering the opinions expressed below, we have examined the Registration Statement and the Prospectus. In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and we have made such other and further investigations as we deemed necessary to express the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

        1. All orders, consents, or other authorizations or approvals of the Commission legally required for the issuance and delivery of the Trust Securities Guarantee and the Debentures Guarantee by Yorkshire Group, the issuance and sale of the Debentures by Yorkshire Finance, the issuance and sale of the Trust Securities by the Trust and the issuance and delivery of the Control Certificate by the Trust under the 1935 Act have been obtained; such orders are sufficient for the issuance and delivery of the Trust Securities Guarantee and the Debentures Guarantee by Yorkshire Group, the issuance and sale of the Debentures by Yorkshire Finance, the issuance and sale of the Trust Securities by the Trust and the issuance and delivery of the Control Certificate by the Trust under the 1935 Act; and no other order, consent or other authorization or approval of any United States federal or New York State governmental body (other than orders of the Commission under the Securities Act, the Exchange Act and the TIA, which have been duly obtained, or in connection or in compliance with the provisions of the securities or "blue sky" laws of any jurisdiction) is legally required for the issuance and delivery of the Trust Securities Guarantee and the Debentures Guarantee by Yorkshire Group, the issuance and sale of the Debentures by Yorkshire Finance, the issuance and sale of the Trust Securities by the Trust and the issuance and delivery of the Control Certificate by the Trust in accordance with the terms of the Underwriting Agreement, the performance by the Trust of its obligations with respect to the Trust Securities, the performance by Yorkshire Group of its obligations with respect to the Trust Securities Guarantee and the Debentures Guarantee, the performance by Yorkshire Finance of its obligations with respect to the Debentures and the performance by each of the Offerors and the US Affiliates under the Indenture, the Underwriting Agreement, the Trust Agreement, the Trust Securities Guarantee Agreement, the Deposit Agreement and the Agreement as to Expenses and Liabilities, as applicable.

        2. The Indenture, assuming the due authorization, execution and delivery thereof by Yorkshire Group, Yorkshire Finance and the Indenture Trustee, and except as to any provisions thereof that purport to provide an independent obligation under a currency indemnity clause after a judgment has been rendered or to waive any immunity with respect to the attachment of property of Yorkshire Group or Yorkshire Finance prior to the entry of judgment, upon which we do not express any opinion, constitutes a valid and legally binding instrument of each of Yorkshire Group and Yorkshire Finance, enforceable against each of them in accordance with its terms, subject to the qualifications that the enforceability of their obligations under the Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Indenture conforms as to legal matters in all material respects to the description thereof in the Prospectus.

        3. Assuming due authorization, execution and delivery thereof by Yorkshire Finance, the Debentures, when authenticated by the Indenture Trustee in the manner provided in the Indenture and delivered against payment therefor by the Trust pursuant to the Trust Agreement, will constitute valid and binding obligations of Yorkshire Finance, enforceable against Yorkshire Finance in accordance with their terms, subject to the qualifications that the enforceability of Yorkshire Finance's obligations under the Debentures may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and are entitled to the benefits provided by the Indenture; and the Debentures conform as to legal matters in all material respects to the description thereof in the Prospectus, provided that no opinion is expressed herein with respect to material relating to DTC or its systems or operations in the Prospectus under the heading "Description of the Junior Subordinated Debentures-Form, Book - Entry Procedures and Transfer".

        4. Assuming due authorization, execution and delivery thereof by Yorkshire Group, and except as to any provisions thereof that purport to provide an independent obligation under a currency indemnity clause after a judgment has been rendered or to waive any immunity with respect to the attachment of property of Yorkshire Group prior to the entry of judgment, upon which we do not express any opinion, the Debentures Guarantee, when the Debentures are authenticated by the Trustee in the manner provided in the Indenture and delivered against payment therefor by the Trust pursuant to the Trust Agreement, will constitute a valid and binding obligation of Yorkshire Group enforceable against Yorkshire Group in accordance with its terms, subject to the qualifications that the enforceability of Yorkshire Group's obligations under the Debentures Guarantee may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Debentures Guarantee conforms as to legal matters in all material respects to the description thereof in the Prospectus.

        5. Assuming due authorization, execution and delivery of the Trust Securities Guarantee Agreement by Yorkshire Group, and assuming due authorization, execution and delivery thereof by the Guarantee Trustee, and except as to any provisions thereof that purport to provide an independent obligation under a currency indemnity clause after a judgment has been rendered or to waive any immunity with respect to the attachment of property of Yorkshire Group prior to the entry of judgment, upon which we do not express any opinion, the Trust Securities Guarantee constitutes a valid and binding obligation of Yorkshire Group enforceable against Yorkshire Group in accordance with its terms, subject to the qualifications that the enforceability of Yorkshire Group's obligations under the Trust Securities Guarantee may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Trust Securities Guarantee and the Trust Securities Guarantee Agreement conforms as to legal matters in all material respects to the descriptions thereof in the Prospectus.

        6. The Agreement as to Expenses and Liabilities has been duly authorized, executed and delivered by each of the US Affiliates and constitutes a valid and binding obligation of each of the US Affiliates, enforceable against each of the US Affiliates in accordance with its terms, subject to the qualifications that the enforceability of the US Affiliates' obligations under the Agreement as to Expenses and Liabilities may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Agreement as to Expenses and Liabilities conforms as to legal matters in all material respects to the description thereof in the Prospectus.

        7. Assuming due authorization, execution and delivery thereof by the Yorkshire Finance, and assuming due authorization, execution and delivery thereof by the Book-Entry Depositary, the Deposit Agreement (except as to any provision thereof that purports to waive immunity with respect to the attachment of property of Yorkshire Finance prior to the entry of judgment, upon which we do not express any opinion) constitutes a valid and legally binding instrument of Yorkshire Finance, enforceable against Yorkshire Finance in accordance with its terms, subject to the qualifications that the enforceability of Yorkshire Finance's obligations under the Deposit Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Deposit Agreement conforms as to legal matters in all material respects to the description thereof in the Prospectus.

        8. Each of the Indenture, the Trust Securities Guarantee Agreement and the Trust Agreement has been duly qualified under the TIA.

        9. The Trust Agreement has been duly authorized, executed and delivered by AEP Resources, has been duly executed and delivered by the Administrative Trustees, and, assuming due authorization, execution and delivery thereof by Yorkshire

Group, and assuming due authorization, execution and delivery thereof by the Property Trustee and the Delaware Trustee, the Trust Agreement constitutes a valid and binding obligation of Yorkshire Group and AEP Resources, enforceable against Yorkshire Group and AEP Resources in accordance with its terms, subject to the qualifications that the enforceability of the obligations of Yorkshire Group and AEP Resources under the Trust Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Trust Agreement conforms as to legal matters in all material respects to the description thereof in the Prospectus.

        10. The Underwriting Agreement has been duly executed and delivered by the Depositor on behalf of the Trust.

        11. The Trust Securities have been duly authorized by the Trust Agreement, have been duly executed and delivered by the Administrative Trustees and, when delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be duly and validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust and entitled to the benefits of the Trust Agreement; the holders of the Trust Securities will be entitled to the same limitation of personal liability is extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; under the Delaware Act and the Trust Agreement the issuance of the Trust Securities is not subject to any preemptive or other similar rights; and the Trust Securities conform as to legal matters in all material respects to the description thereof in the Prospectus, provided that no opinion is expressed herein with respect to material relating to DTC or its systems or operations in the Prospectus under the heading "Description of the Trust Securities - Book-Entry Issuance".

        12. The statements made in the Prospectus under the heading "Certain Income Tax Considerations - US Federal Income Tax Considerations", to the extent that they constitute matters of United States federal law or legal conclusions under United States federal law, are accurate in all material respects.

        13. Neither the Trust, Yorkshire Finance nor Yorkshire Group is, and after giving effect to the offering and sale of the Trust Securities, will be an "investment company" or a company "controlled" by an "investment company" required to register under the Investment Company Act of 1940.

        14. The execution, delivery and performance by the Offerors of the Underwriting Agreement, the execution, delivery and performance by Yorkshire Group and Yorkshire Finance of the Indenture, the execution, delivery and performance by Yorkshire Group, the Administrative Trustees and AEP Resources of the Trust Agreement, the execution, delivery and performance by Yorkshire Group of the Trust Securities Guarantee Agreement, the execution, delivery and performance by Yorkshire Finance of the Deposit Agreement and the execution, delivery and performance by the US Affiliates of the Agreement as to Expenses and Liabilities and the consummation by the above-mentioned parties of the transactions contemplated therein and compliance by the above-mentioned parties with their respective obligations thereunder will not violate any provision of any federal law of the United States of America or any law of the State of New York applicable to the above-mentioned parties or YEG or, to the best of our knowledge, any provisions of any order, writ, judgment or decree of any governmental instrumentality of the United States of America or the State of New York applicable to the above-mentioned parties or YEG (except that various consents of, and filings with governmental authorities of, the State of New York may be required to be obtained or made, as the case may be, in connection or compliance with the provisions of the securities or "blue sky" laws of the State of New York.

     We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement or the Prospectus and take no responsibility therefor, except as and to the extent set forth in paragraphs 2, 3, 4, 5, 7, 8, 9, 11 and 12 above. In the course of the preparation by the Offerors of the Registration Statement and the Prospectus, we participated in conferences with certain officers and employees of the Offerors, with representatives of Deloitte & Touche, with Allen & Overy, English counsel to the Offerors, Maples & Calder, Cayman Islands counsel to Yorkshire Finance, Richards Layton & Finger, P.A., Delaware counsel to the Offerors and with your counsel. Based upon our examination of the Registration Statement and the Prospectus, our investigations made in connection with the preparation of the Registration Statement and the Prospectus and our participation in the conferences referred to above, (i) we are of the opinion that the Registration Statement, as of the Effective Date, and the Prospectus, at the time it was filed pursuant to Rule 424(b) under the Securities Act, complied as to form in all material respects with the requirements of the Securities Act and the TIA and the applicable rules thereunder, except that we express no opinion as to the financial statements or other financial or statistical data contained in the Registration Statement or the Prospectus, and (ii) nothing came to our attention which gives us reason to believe that the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the time it was filed pursuant to Rule 424(b) under the Securities Act, or on the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no opinion or belief with respect to (x) the financial statements or other financial or statistical data contained in the Registration Statement and the Prospectus or (y) material in the Registration Statement and the Prospectus under the headings "Description of the Trust Securities - Book-Entry Issuance" or "Description of the Junior Subordinated Debentures - Form, Book-Entry Procedures and Transfer" with respect to DTC, its systems or operations or "Certain Income Tax Considerations - UK Income Tax Considerations" or "Certain Income Tax Considerations Cayman Islands Tax Considerations".

     We are members of the State Bar of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States and, to the extent set forth herein, the law of the State of

Delaware and, with respect to the validity of the Debentures, the law of the Cayman Islands. In rendering the opinion expressed in paragraph 3 above with respect to the validity of the Debentures, we have relied upon the opinion addressed to you and dated the date hereof of Maples and Calder as to matters of Cayman Island law. In rendering opinions of Delaware law herein, we have relied upon the opinion addressed to you and dated the date hereof of Richards Layton & Finger, P.A. as to matters of Delaware law.

     This opinion is rendered solely to you and the several Underwriters in connection with the above matter. This opinion may not be relied upon by you and the several Underwriters for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                              Very truly yours,

                              DEWEY BALLANTINE LLP

                                                                       EXHIBIT C

                             ALLEN & OVERY OPINION

                                                                       EXHIBIT D

                            MAPLES & CALDER OPINION

                                                                       EXHIBIT E

                  WINTHROP, STIMSON, PUTNAM & ROBERTS OPINION

                                                                       EXHIBIT F

                   [Letterhead of DELAWARE TRUSTEE'S COUNSEL]

                                         _______________ __, 1998

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
[Co-Managers]
  As Representatives of the several Underwriters named in Schedule I to the Underwriting
  Agreement referred to below
c/o Merrill Lynch & Co.
World Financial Center
North Tower
New York, New York  10281-1209

     Re:  Yorkshire Capital Trust I
          -------------------------

Ladies and Gentlemen:

     We have acted as special Delaware counsel to The Bank of New York (Delaware), a Delaware banking corporation ("BONY (DE)"), in connection with Yorkshire Capital Trust I, a business trust created under the laws of the State of Delaware (the "Trust"), pursuant to the Trust Agreement, dated as of __________, 1998, as amended and restated by the Amended and Restated Trust Agreement, dated as of _____________, 1998 among BONY (DE), Yorkshire Power Group Limited ("Yorkshire Group"), AEP Resources, Inc., the other trustees named therein and the holders from time to time of the undivided beneficial interests in the assets of the Trust (the "Trust Agreement"). This opinion is being delivered to you pursuant to Section 3(c)(vi) of the Underwriting Agreement, dated _________ __, 1998 (the "Underwriting Agreement"), among you, as the representatives of the several Underwriters named in Schedule I thereto, Yorkshire Group, Yorkshire Power Finance Limited and the Trust, pursuant to which the 11,000,000 ___% Trust Securities of the Trust will be sold. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Underwriting Agreement.

     We examined an original or a copy of the Trust Agreement. We have also examined originals or copies of such other documents and such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of BONY(DE) as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents referred to in this paragraph.

     Based upon the foregoing and upon an examination of such questions of law as we have deemed necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

     1. BONY(DE) is duly incorporated and is validly existing in good standing as a banking corporation with trust powers under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform its obligations under the Trust Agreement.

     2. The Trust Agreement has been duly authorized, executed and delivered by BONY(DE) and constitutes a legal, valid and binding obligation of BONY(DE), enforceable against BONY(DE), in accordance with its terms.

     3. The execution and delivery of, and performance of the terms of, the Trust Agreement by BONY(DE), do not conflict with or constitute a breach of, or default under, the charter or by-laws of BONY(DE).

     4. No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body having jurisdiction in the premises is required under Delaware law for the execution, delivery or performance by BONY(DE) of the Trust Agreement.

     The foregoing opinions are subject to the following exceptions, qualifications and assumptions:

     (A) We are admitted to practice in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware and the federal laws of the United States of America governing the banking and trust powers of BONY(DE) (except that we express no opinion with respect to (i) state securities or blue sky laws and (ii) federal securities laws, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Trust Indenture Act of 1939 and the Investment Company Act of 1940) and we have not considered and express no opinion on the laws, rules and regulations of any other jurisdiction.

     (B) The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer or conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of federal or state securities laws on the enforceability of provisions relating to indemnification or contribution.

     (C) We have assumed the due authorization, execution and delivery by each of the parties thereto, other than BONY(DE), of the Trust Agreement, and that each of such parties has the full power, authority and legal right to execute, deliver and perform such document.

     (D) We have assumed that all signatures (other than those of the Delaware Trustee) on documents examined by us are genuine, that all documents submitted to us as originals are authentic, and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.

     This opinion may be relied upon by you and the other several Underwriters in connection with the matters set forth herein, and without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                              Very truly yours,

                                                                       EXHIBIT G

                  [Letterhead of EMMET, MARVIN & MARTIN, LLP]

                                                _______________ __, 1998

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
[Co-Managers]
 As Representatives
 of the several Underwriters
c/o Merrill Lynch & Co.
World Financial Center
North Tower
New York, New York  10281-1209

                           YORKSHIRE CAPITAL TRUST I
                             ___% Trust Securities

Ladies and Gentlemen:

     We have acted as counsel to the Bank of New York (the "Bank") in connection with (a) the Subordinated Debenture Indenture, dated as of __________ __, 1998 (the "Original Indenture"), among Yorkshire Power Group Limited ("Yorkshire Group"), Yorkshire Power Finance Limited ("Yorkshire Finance") and the Bank, as Trustee, (b) the First Supplemental Indenture dated as of __________ __, 1998 (together with the Original Indenture, herein called the "Indenture"), among Yorkshire Group, Yorkshire Finance and the Bank, as Trustee, (c) the Trust Securities Guarantee Agreement dated as of __________, 1998 (the "Guarantee Agreement") between Yorkshire Group and the Bank, as guarantee trustee, (d) the Amended and Restated Trust Agreement, dated as of __________ __, 1998 (the "Trust Agreement") among Yorkshire Group, AEP Resources, Inc., the Bank, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein and (e) the Deposit Agreement, dated as of ____________, 1998 (the "Deposit Agreement") between Yorkshire Finance and the Bank, as Book-Entry Depositary.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including copies of the Indenture, the Trust Agreement, the Guarantee Agreement, the Deposit Agreement and certain resolutions adopted by the Board of Directors of the Bank.

     Based upon the foregoing, we are of the opinion that:

     i) the Bank has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of New York;

     ii) the Bank has the corporate trust power and authority to execute, deliver and perform its duties under the Indenture, the Trust Agreement, the Deposit Agreement and the Guarantee Agreement, has duly executed and delivered the Indenture, the Trust Agreement, the Deposit Agreement and the Guarantee Agreement, and, insofar as the laws governing the trust powers of the Bank are concerned and assuming due authorization, execution and delivery thereof by the other parties thereto, each of the Indenture, the Trust Agreement, the Deposit Agreement and the Guarantee Agreement constitutes a legal, valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

     iii) the execution, delivery and performance by the Bank of the Indenture, the Trust Agreement, the Deposit Agreement and the Guarantee Agreement do not conflict with or constitute a breach of the charter or bylaws of the Bank.

     iv) no approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the trust powers of the Bank is required in connection with the execution and delivery by the Bank of the Indenture, the Trust Agreement or the Guarantee Agreement or the performance by the Bank of its duties thereunder, except such as have been obtained, taken or made.

     We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal law of the United States of America. We are furnishing this opinion to you solely for your benefit and the benefit of the other several Underwriters. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                              Very truly yours,

                              EMMET, MARVIN & MARTIN LLP

                                      G-2